UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013 tw telecom inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2013, tw telecom holdings inc. (“Holdings”), a wholly-owned subsidiary of tw telecom inc. (the “Company”), closed its previously announced private offering of $450 million in aggregate principal amount of its 5.375% Senior Notes due 2022 (the “2022 Notes”) and $350 million in aggregate principal amount of its 6.375% Senior Notes due 2023 (the “2023 Notes” and together with the 2022 Notes, the “Notes”). The 2022 Notes were issued pursuant to a new indenture dated as of August 26, 2013 (the “2022 Indenture”) by and among Holdings, the Company, certain subsidiaries of the Company and Holdings (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee. The 2023 Notes were issued pursuant to a new indenture dated as of August 26, 2013 (the “2023 Indenture”), by and among Holdings, the Company, the Subsidiary Guarantors and Wells Fargo, as trustee.

The Company plans to use the net proceeds from the offering to fund the repurchase of any and all of Holdings’ $430 million principal amount of 8% Senior Notes due 2018 (the “8% Notes”) that are tendered in a concurrent cash tender offer and consent solicitation (the “Tender Offer”) and for general corporate purposes, which may include repurchases of the Company’s common stock. Pending the application of the net proceeds to these uses, the Company plans to invest the proceeds in cash and cash equivalents.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes. Any offers of the Notes were made only by means of a private offering circular. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements. The Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The 2022 Notes Indenture

The 2022 Notes are guaranteed on a senior unsecured basis by the Company and the Subsidiary Guarantors, and rank equally in right of payment with Holdings’ existing and future senior unsecured indebtedness. Holdings will pay interest on the 2022 Notes semiannually on April 1 and October 1 of each year, commencing on October 1, 2013, at a rate of 5.375% per annum. The 2022 Notes will mature on October 1, 2022. Holdings has the option to redeem all or a part of the 2022 Notes at any time on or after October 1, 2017 at the redemption prices set forth in the 2022 Indenture, plus accrued and unpaid interest, if any, to the date of redemption. At any time prior to October 1, 2015, Holdings has the option to redeem up to 35% of the aggregate principal amount of the 2022 Notes with the net cash proceeds of equity offerings by the Company at a redemption price of 105.375% of the aggregate principal amount of the 2022 Notes, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate principal amount of the 2022 Notes remains outstanding after such redemption. Prior to October 1, 2017, Holdings may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the 2022 Notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the applicable “make-whole” premium.

The 2023 Notes Indenture

The 2023 Notes are guaranteed on a senior unsecured basis by the Company and the Subsidiary Guarantors, and rank equally in right of payment with Holdings’ existing and future senior unsecured indebtedness. Holdings will pay interest on the 2023 Notes semiannually on March 1 and September 1 of each year, commencing on March 1, 2014, at a rate of 6.375% per annum. The 2023 Notes will mature on September 1, 2023. Holdings has the option to redeem all or a part of the 2023 Notes at any time on or after September 1, 2018 at the redemption prices set forth in the 2023 Indenture, plus accrued and unpaid interest, if any, to the date of redemption. At any time prior to September 1, 2016, Holdings has the option to redeem up to 35% of the aggregate principal amount of the 2023 Notes with the net cash proceeds of equity offerings by the Company at a redemption price of 106.375% of the aggregate principal amount of the 2023 Notes, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate principal amount of the 2023 Notes remains outstanding after such redemption. Prior to September 1, 2018, Holdings may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the 2023 Notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the applicable “make-whole” premium.

The 2022 Indenture is filed as Exhibit 4.1 to this Form 8-K and the 2023 Indenture is filed as Exhibit 4.2 to this Form 8-K, and each of them is incorporated herein by reference. The descriptions of the material terms of the 2022 Indenture and 2023 Indenture above are qualified in their entirety by reference to Exhibits 4.1 and 4.2.

Registration Rights Agreements

In connection with the closing of the offering of the Notes, the Company, Holdings and the representatives of the initial purchasers of the Notes entered into a registration rights agreement dated August 26, 2013 in respect of the 2022 Notes (the “2022 Notes Registration Rights Agreement”) and a registration rights agreement dated August 26, 2013 in respect of the 2023 Notes (the “2023 Notes Registration Rights Agreement”). Pursuant to the terms of the 2022 Notes Registration Rights Agreement, the Company and Holdings agreed, among other things, to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) within 180 days after the issuance of the 2022 Notes, or, if required, to file a shelf registration statement to cover re-sales of the 2022 Notes under certain circumstances. Pursuant to the terms of the 2023 Notes Registration Rights Agreement, the Company and Holdings agreed, among other things, to file an exchange offer registration statement with the SEC within 180 days after the issuance of the 2023 Notes, or, if required, to file a shelf registration statement to cover re-sales of the 2023 Notes under certain circumstances.

The 2022 Notes Registration Rights Agreement is filed as Exhibit 4.3 to this Form 8-K and the 2023 Notes Registration Rights Agreement is filed as Exhibit 4.4 to this Form 8-K, and each of them is hereby incorporated herein by reference. The descriptions of the material terms of the 2022 Notes Registration Rights Agreement and the 2023 Notes Registration Rights Agreement above are qualified in their entirety by reference to Exhibits 4.3 and 4.4.

Second Supplemental Indenture

Following Holdings’ receipt of the consent of the holders of $406.2 million in aggregate principal amount, or approximately 94.5% of the outstanding aggregate principal amount, of 8% Notes in the Tender Offer and prior to the purchase of such 8% Notes referenced in Item 8.01 below, on August 26, 2013, the Company, Holdings, certain subsidiaries of the Company and Holdings and Wells Fargo, as trustee, entered into a Second Supplemental Indenture (the “Supplemental Indenture”) to, among other things, eliminate certain of the restrictive covenants and events of default related to the 8% Notes (other than events of default relating to the failure to pay principal of and interest on the 8% Notes, certain bankruptcy and insolvency events and the failure to maintain guarantees in full force and effect) and to shorten the notice period for redemption of the 8% Notes. The consents received were sufficient to effect all of the proposed amendments to the indenture governing the 8% Notes pursuant to the Supplemental Indenture.

The Supplemental Indenture is filed as Exhibit 4.5 to this Form 8-K and incorporated herein by reference. The description of the material terms of the Supplemental Indenture above is qualified in its entirety by reference to Exhibit 4.5.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 26, 2013, the Company issued a press release announcing the closing of Holdings’ private offering of the Notes. The press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On August 26, 2013, the Company issued a press release announcing that Holdings has received and accepted for purchase approximately $406.2 million in aggregate principal amount of its outstanding 8% Notes validly tendered and not withdrawn in the Tender Offer as of 5:00 p.m., New York City time, on August 23, 2013 and received consents from a majority of holders of its 8% Notes as of such date. The press release is filed herewith as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

This report does not constitute an offer to purchase, a solicitation of an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to the 8% Notes. The Tender Offer is being made solely pursuant to the terms of the related offer to purchase and the related letter of transmittal and consent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 5.375% Senior Notes due 2022 of tw telecom holdings inc.

4.2	Indenture, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 6.375% Senior Notes due 2023 of tw telecom holdings inc.

4.3	Registration Rights Agreement, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and the representatives of the initial purchasers of the 5.375% Senior Notes due 2022.

4.4	Registration Rights Agreement, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and the representatives of the initial purchasers of the 6.375% Senior Notes due 2023.

4.5	Second Supplemental Indenture, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release issued August 26, 2013 by tw telecom inc. announcing closing of private placement of senior notes.

99.2	Press Release issued August 26, 2013 by tw telecom inc. announcing early tender offer results and receipt of consents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis

Name:	Tina Davis
Title:	Senior Vice President and General Counsel

Dated: August 26, 2013

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

4.1	Indenture, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 5.375% Senior Notes due 2022 of tw telecom holdings inc.

4.2	Indenture, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 6.375% Senior Notes due 2023 of tw telecom holdings inc.

4.3	Registration Rights Agreement, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and the representatives of the initial purchasers of the 5.375% Senior Notes due 2022.

4.4	Registration Rights Agreement, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and the representatives of the initial purchasers of the 6.375% Senior Notes due 2023.

4.5	Second Supplemental Indenture, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release issued August 26, 2013 by tw telecom inc. announcing closing of private placement of senior notes.

99.2	Press Release issued August 26, 2013 by tw telecom inc. announcing early tender offer results and receipt of consents.